Exhibit 10.1
CONVERTIBLE NOTE AND WARRANT SALE AGREEMENT
     CONVERTIBLE NOTE AND WARRANT SALE AGREEMENT (this “Agreement”) dated as of September 28, 2006 between AMATIS LIMITED (“Seller”), Global Employment Holdings, Inc. (“Global”) and the Purchasers named in Schedule I hereto (the “Purchasers”).
RECITALS
     Seller owns $18,170,000 aggregate principal amount of Senior Secured Convertible Notes (the “Notes”) issued by Global and warrants to purchase 290,720 shares of Global’s common stock with an exercise price of $6.25 per share (the “Warrants,” and together with the Notes, the “Securities”), purchased from Global on March 31, 2006; and
     Seller wishes to sell, and the Purchasers wish to purchase, the Securities on the terms set forth herein (the “Sale”).
AGREEMENT
Seller and the Purchasers agree as follows:
1. Purchase and Sale. Subject to the terms and conditions herein, each Purchaser shall purchase the portion of the Securities set forth opposite its name on Schedule I hereto for the dollar amount set forth opposite its name thereon (together, the “Purchase Price”). The full interest payment due on October 1, 2006 shall be paid to the Purchasers. On the business day that all parties hereto have executed and delivered this Agreement (the “Closing Date”), each Purchaser shall pay by wire transfer its portion of the Purchase Price to Seller pursuant to wire instructions furnished by Seller. On the Closing Date, Global shall (i) cancel on its books the Securities held in the name of Seller, (ii) cancel on its books the Securities purchased by Global hereunder, and (iii) issue new Securities in the names and amounts forth on Schedule I and deliver them to the respective Purchasers. Also on the Closing Date Seller shall return the old Securities to Global. Assuming each Purchaser otherwise fulfills its obligations to pay for its portion of Securities as outlined in this Agreement, Global hereby attests that the validity of each such Purchaser’s ownership in its portion of Securities to be purchased shall be absolute and in no way be contingent on, or dependent upon, the Seller fulfilling its obligations to deliver its old Securities to Global.
2. Closing Conditions.
(a)	The obligations of each Purchaser under this Agreement are subject to satisfaction of the following conditions:
               (i) Representations and Warranties. The representations and warranties of Seller contained in Section 3 will be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

               (ii) Performance. Seller will have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.
               (iii) Certificate. An officer of Seller will deliver to the Purchasers a certificate dated the Closing Date and certifying that the conditions specified in paragraphs (a) and (b) have been fulfilled.
               (iv) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Sale shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic governmental entity or other third party, seeking any of the foregoing be pending.
(b)	The obligations of Seller under this Agreement are subject to satisfaction of the following conditions:
     (i) Representations and Warranties. The representations and warranties of each Purchaser contained in Section 4 will be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.
     (ii) Performance. Each Purchaser will have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.
     (iii) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Sale shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic governmental entity or other third party, seeking any of the foregoing be pending.
3. Representations and Warranties of Seller. Seller hereby represents and warrants to the Purchasers that:
(a)	Organization. Seller is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands, and has all necessary limited partnership powers to own its assets and to carry on its business as now owned and operated by it.

(b)	Authority. This Agreement and the Sale have been approved by all requisite corporate action; Seller has full power and authority to execute, deliver and perform this Agreement; this Agreement is a legal, valid and binding obligation of Seller and is enforceable in accordance with its terms and conditions, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)	No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by Seller of the Sale will: (i) conflict with or result in any breach of any provision of its constitutive documents; (ii) require any consent, approval, authorization or permit of, or registration, declaration or filing with or notification to, any governmental authority; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under, any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which Seller or any of its assets may be bound; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or its assets.

(d)	Ownership of Securities. Seller is the beneficial and record owner of the Securities, free and clear of any encumbrance.

(e)	Litigation. There is no action, proceeding or investigation pending to which Seller is a party or, to Seller’s knowledge, threatened, against Seller, which questions the validity of this Agreement or impairs the ability of Seller to consummate the Sale.

(f)	Fair Value. The Purchase Price represents fair value to Seller for the Securities.
4. Representations and Warranties of Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to Seller that:
(a)	Purchase Entirely for Own Account. The Securities will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(b)	Accredited Investor. Such Purchaser acknowledges that it/he/she is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Act”) as presently in effect.

(c)	Restricted Securities. Such Purchaser understands that the Securities have not been sold pursuant to a registration statement under the Act, or under the laws of any jurisdiction and that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation, the Rule 144 condition that current information about the Company be made available to the public.

(d)	Acknowledgments. Such Purchaser is aware that: (i) investment in the Securities involves a high degree of risk, lack of liquidity and substantial restrictions on transferability of interest, and (ii) no federal or state agency or any other government or governmental agency has made any finding or determination as to the fairness for investment by the public, nor any recommendation or endorsement of the Securities.

(e)	Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(f)	Validity, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
5. Registration. Global agrees and acknowledges that the common stock issuable upon conversion and exercise of the Securities shall be deemed to be Registrable Securities as defined in the Registration Rights Agreement, dated as of March 31, 2006, pursuant to which Global agreed to provide registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws. Global shall promptly following the Closing make the appropriate filing with the Securities and Exchange Commission to permit the Purchasers to sell such Registrable Securities pursuant to Global’s effective resale registration statement.

6. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated by this Agreement with the advice of its own counsel and advisors, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other Purchaser, and that it is not acting in concert with any other Purchaser in making its purchase of Securities hereunder or in monitoring its investment in the Company. Nothing contained herein and no action taken by any Purchaser hereto shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Purchasers are in any way acting in concert or as members of a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.
7. Miscellaneous.
(a)	Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

(b)	Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

(c)	Choice of Law. This Agreement and its application shall be governed by the laws of the state of Delaware.

(d)	Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)	Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the next business day when delivered to a recognized overnight courier service:

To Seller:
c/o Amaranth Advisors L.L.C.
One American Lane
Greenwich, CT 06831
Attn: General Counsel
Fax: (203) 422-3540
Telephone: (203) 422-3340
To Each Purchaser: As set forth on Schedule I.

(f)	Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

(g)	Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as are legally required to effect the transaction described herein.

(h)	Expenses. Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

(i)	Brokers and Finders. Each party hereto represents that no brokerage or finder’s fee has been paid or is payable by such party in connection with the Sale.

(j)	Public Announcements. Seller and each Purchaser acknowledge that Global will disclose the Sale in a filing on Form 8-K with the Securities and Exchange Commission and may also make a press release disclosing the Sale in the form attached hereto as Schedule II; provided, however, that in all other instances, Global will not publicly disclose the names of Seller or any Purchaser without Seller or such Purchaser’s prior written consent, except as required by law.

     In witness whereof, the parties have executed this Agreement on the date indicated above.

SELLER:

AMATIS LIMITED
	By:	Amaranth Advisors, L.L.C., Its Trading Advisor	GLOBAL EMPLOYMENT HOLDINGS, INC.

By:	/s/ Karl J. Wachter		By:	/s/ Howard Brill

	Name: Karl J. Wachter Title: Authorized Signatory			Name: Howard Brill Title: President and Chief Executive Officer

PURCHASERS:

RADCLIFFE SPC, LTD. for and on behalf of the Class A Convertible Crossover Segregated Portfolio

By:	RG Capital Management, L.P

By:	RGC Management Company, L.L.C.

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Managing Director

WHITEBOX CONVERTIBLE ARBITRAGE PARTNERS, LP

By:	Whitebox Convertible Arbitrage Advisors LLC

By:	Whitebox Advisors LLC

By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Financial Officer/Director

GUGGENHEIM PORTFOLIO XXXI, LLC

By:	Guggenheim Advisors, LLC

By:	Whitebox Advisors LLC

By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Financial Officer

PANDORA SELECT PARTNERS, LP

By:	Pandora Select Advisors LLC

By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Financial Officer/Director

WHITEBOX INTERMARKET PARTNERS, LP

By:	Whitebox Intermarket Advisors LLC

By:	Whitebox Advisors LLC

By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Financial Officer/Director

CONTEXT ADVANTAGE FUND, LP f/k/a Context Convertible Arbitrage Fund, L.P. By: Context Capital Management LLC, its General Partner

By:	/s/ Michael S. Rosen
Name: Michael S. Rosen
Title: Managing Member

CONTEXT OFFSHORE ADVANTAGE FUND, LTD. f/k/a Context Convertible Arbitrage Offshore, Ltd. By: Context Capital Management LLC, its Investment Advisor

By:	/s/ Michael S. Rosen
Name: Michael S. Rosen
Title: Managing Member

CONTEXT OPPORTUNISTIC MASTER FUND, L.P. By: Context Capital Management LLC, its General Partner

By:	/s/ Michael S. Rosen
Name: Michael S. Rosen
Title: Managing Partner

GLOBAL EMPLOYMENT HOLDINGS, INC.

By:	/s/ Howard Brill Name: Howard Brill
Title: President and Chief Executive Officer

CAPITAL RESOURCES GROWTH, INC.

By:	/s/ Charles Gwirtsman
Name: Charles Gwirtsman
Title: President

/s/ Howard Brill

Howard Brill

/s/ Kenneth Michaels

Kenneth Michaels

/s/ Steven Pennington

Steven Pennington

/s/ Michael Lazrus

Michael Lazrus

/s/ Terry Koch

Terry Koch

/s/ Fred Viarrial

Fred Viarrial

/s/ Daniel Hollenbach

Daniel Hollenbach

/s/ Gregory Bacharach

Gregory Bacharach

/s/ Steven List

Steven List

/s/ Richard Goldman

Richard Goldman

/s/ Luci Altman

Luci Altman

/s/ Jay Wells

Jay Wells

SCHEDULE I

		Aggregate
	Address and	Principal Amount	Number of
Purchaser	Facsimile Number	of Notes	Warrants	Purchase Price

Radcliffe SPC, Ltd. for and on behalf of Class A Convertible Crossover Segregated Portfolio	c/o RG Capital Management, L.P. 3 Bala Plaza — East, Suite 501 Bala Cynwyd, PA 19004 Attention: Gerald Stahlecker Facsimile: (610) 617-5900 Telephone: (610) 617-0570	$3,210,000.00	51,360	$2,792,700.00

Whitebox Convertible Arbitrage Partners, LP	3033 Excelsior Blvd., #300 Minneapolis, MN 55416 Telephone: (612) 253-6028	$2,681,000.00	42,896	$2,332,470.00

Guggenheim Portfolio XXXI, LLC	3033 Excelsior Blvd., #300 Minneapolis, MN 55416 Telephone: (612) 253-6028	$192,000.00	3,072	$167,040.00

Pandora Select Partners, LP	3033 Excelsior Blvd., #300 Minneapolis, MN 55416 Telephone: (612) 253-6028	$415,000.00	6,640	$361,050.00

Whitebox Intermarket Partners, LP	3033 Excelsior Blvd., #300 Minneapolis, MN 55416 Telephone: (612) 253-6028	$415,000.00	6,640	$361,050.00

Context Advantage Fund, LP f/k/a Context Convertible Arbitrage Fund, L.P.	12626 High Bluff Drive, Ste 440 San Diego, CA 92130 Telephone: (858) 481-3666	$530,000.00	8,480	$461,100.00

Context Offshore Advantage Fund, Ltd. f/k/a Context Convertible Arbitrage Offshore, Ltd.	12626 High Bluff Drive, Ste 440 San Diego, CA 92130 Telephone: (858) 481-3666	$2,038,000.00	32,608	$1,773,060.00

		Aggregate
	Address and	Principal Amount	Number of
Purchaser	Facsimile Number	of Notes	Warrants	Purchase Price

Context Opportunistic Master Fund, L.P.	12626 High Bluff Drive, Ste 440 San Diego, CA 92130 Telephone: (858) 481-3666	$642,000.00	10,272	$558,540.00

Global Employment Holdings, Inc.	10375 Park Meadows Dr., Suite 375 Lone Tree, CO 80124 Fax: (303) 216-9533	$5,744,000.00	91,904	$4,997,280.00

Capital Resources Growth, Inc.	1515 Arapahoe St, Tower 1 Suite 1500 Denver CO 80202 Fax: (303) 390-5015	$115,000.00	1,840	$100,050.00

Howard Brill	Global Employment Solutions, Inc. 10375 Park Meadows Dr., Suite 375 Lone Tree, CO 80124 Fax: (303) 216-9533	$1,150,000.00	18,400	$1,000,500.00

Kenneth Michaels	Global Employment Solutions, Inc. 10375 Park Meadows Dr., Suite 375 Lone Tree, CO 80124 Fax: (303) 216-9533	$575,000.00	9,200	$500,250.00

Steven Pennington	Global Employment Solutions, Inc. 10375 Park Meadows Dr., Suite 375 Lone Tree, CO 80124 Fax: (303) 216-9533	$11,500.00	184	$10,005.00

Michael Lazrus	Global Employment Solutions, Inc. 10375 Park Meadows Dr., Suite 375 Lone Tree, CO 80124 Fax: (303) 216-9533	$23,000.00	368	$20,010.00

2

		Aggregate
	Address and	Principal Amount	Number of
Purchaser	Facsimile Number	of Notes	Warrants	Purchase Price

Terry Koch	Global Employment Solutions, Inc. 10375 Park Meadows Dr., Suite 375 Lone Tree, CO 80124 Fax: (303) 216-9533	$34,500.00	552	$30,015.00

Fred Viarrial	Global Employment Solutions, Inc. 10375 Park Meadows Dr., Suite 375 Lone Tree, CO 80124 Fax: (303) 216-9533	$29,000.00	464	$25,230.00

Daniel Hollenbach	Global Employment Solutions, Inc. 10375 Park Meadows Dr., Suite 375 Lone Tree, CO 80124 Fax: (303) 216-9533	$29,000.00	464	$25,230.00

Gregory Bacharach	Global Employment Solutions, Inc. 10375 Park Meadows Dr., Suite 375 Lone Tree, CO 80124 Fax: (303) 216-9533	$58,000.00	928	$50,460.00

Steven List	Global Employment Solutions, Inc. 10375 Park Meadows Dr., Suite 375 Lone Tree, CO 80124 Fax: (303) 216-9533	$150,000.00	2,400	$130,500.00

Richard Goldman	Global Employment Solutions, Inc. 10375 Park Meadows Dr., Suite 375 Lone Tree, CO 80124 Fax: (303) 216-9533	$58,000.00	928	$50,460.00

Luci Altman	Global Employment Solutions, Inc. 10375 Park Meadows Dr., Suite 375 Lone Tree, CO 80124 Fax: (303) 216-9533	$58,000.00	928	$50,460.00

3

		Aggregate
	Address and	Principal Amount	Number of
Purchaser	Facsimile Number	of Notes	Warrants	Purchase Price

Jay Wells	Global Employment Solutions, Inc. 10375 Park Meadows Dr., Suite 375 Lone Tree, CO 80124 Fax: (303) 216-9533	$12,000.00	192	$10,440.00

	TOTAL	$18,170,000.00	290,720	$15,807,900.00

4

SCHEDULE II
Global Employment Holdings Refinances $5,744,000 of Convertible Debt
LONE TREE, CO, September 30, 2006
Global Employment Holdings, Inc. (GEYH:OB) announced today that it has purchased $5,744,000 principal amount of its convertible secured notes, along with warrants to purchase 91,904 shares of Global common stock, from a fund controlled by an institutional investor. The purchase price was 87% of principal amount. The notes and warrants purchased by Global will be retired. In addition, 13 of Global’s directors and officers purchased, at the same price, an additional $2,303,000 principal amount of the notes, together with warrants to purchase 36,848 shares. The same institutional investor sold $10,123,000 principal amount (together with the 161,968 warrants purchased with the notes) to existing investors in Global’s convertible notes at the same purchase price of 87% of principal amount. The convertible notes were issued on March 31, 2006.
Global financed the purchase with borrowings under its existing credit facility with Wells Fargo Business Credit.
“We are pleased to have been able to reduce our overall debt level by almost $750,000 just six months following our recapitalization on March 31.” said Howard Brill, Global’s chief executive officer. Charles Gwirtsman, Global’s board chairman, said “we are gratified by the faith so many of our senior managers and directors, as well as our other note holders, showed in Global by purchasing convertible notes.”
Global Employment Holdings is the parent of Global Employment Solutions, Inc., which provides temporary placement, permanent placement and PEO services to its clients. Global currently has offices across the United States including Chicago, Atlanta, Tampa, Philadelphia and New York.
Global Employment Solutions’ corporate office is located at 10375 Park Meadows Dr., Suite 375 Lone Tree, Colorado 80124. Phone: 303-216-9500; FAX: 303-216-9533.
This press release may include “forward looking statements” as defined by the Securities and Exchange Commission (the “SEC”). Forward-looking statements include all statements that do not relate solely to historical or current facts. These forward-looking statements are based on the current plans and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. These factors include, but are not limited to: economic conditions affecting the human capital solutions industry; the adverse effect of legislation and other matters affecting the industry; increased competition in the industry; our dependence on certain customers; the risk that we may not be able to retain and attract customers; the availability of and costs associated with potential sources of financing; the loss of key personnel; our inability to attract and retain new qualified personnel; difficulties associated with integrating acquired businesses and customers into our operations; material deviations from expected future workers’ compensation claims experience; collectibility of accounts receivable; the carrying values of deferred income tax assets and goodwill, which may be affected by future operating results; the availability of capital or letters of credit necessary to meet state-mandated surety deposit requirements; and government regulation.